                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-61878

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 21, 2001)

                                   $6,000,000
                         LEHMAN BROTHERS HOLDINGS INC.
                    INDEX-PLUS NOTES DUE DECEMBER 23, 2009
                PERFORMANCE LINKED TO RUSSELL 2000(R) INDEX (RTY)

                             --------------------
General:
 o Senior unsecured debt securities of Lehman Brothers Holdings.

 o Performance linked to the Russell 2000 Index, as calculated by Frank Russell
   Company.

 o Denominations: $1,000 and whole multiples of $1,000.

 o Minimum initial investment: $10,000.

 o Stated maturity date: December 23, 2009, subject to postponement if a market disruption event occurs on the valuation date.

 o Valuation date: December 18, 2009, subject to postponement if a market disruption event occurs.

 o Upside participation rate: 110%.

 o Threshold level: 446.635, 70% of the initial index level.

 o Application has been made to list the notes on the American Stock Exchange under the trading symbol "RLN.H".

Payments:

 o No interest or other payments prior to maturity.

 o On the stated maturity date, Lehman Brothers Holdings will pay to you, per
   $1,000 note, the following:

-- If the final index level is greater than or equal to the initial index level, the sum of:

   (1)  $1,000, and
                                         final         initial
                      upside          index level  - index level
   (2)  $1,000  x  participation   x  ---------------------------
                       rate               initial index level

-- If the final index level is less than the initial index level and the closing index level is at or above the threshold level on all exchange business days during the measurement period, $1,000.

-- If the final index level is less than the initial index level and the closing index level has fallen below the threshold level on any exchange business day during the measurement period, the product of:

   (1)   $1,000, and

          final index level
   (2)   -------------------
         initial index level

The measurement period will begin on the date of this prospectus supplement and end on the valuation date.

The initial index level is 638.05, the closing index level on the date of this prospectus supplement. The final index level will be the closing index level on the valuation date, which will generally be three business days before the stated maturity date. The closing index level on any particular day will generally be the closing index level of the Russell 2000 Index on such day.

    Investing in the notes involves risks. Risk Factors begin on page S-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   PER NOTE        TOTAL
                                                  ----------   -------------
Public offering price .........................       100%      $6,000,000
Underwriting discount .........................         2%      $  120,000
Proceeds to Lehman Brothers Holdings ..........        98%      $5,880,000

Lehman Brothers Holdings has granted the underwriter an option to purchase, within 13 days of the original issuance, up to an additional $900,000 aggregate principal amount of notes on the same terms and conditions as set forth above solely to cover over-allotments, if any.

The notes are expected to be ready for delivery in book-entry form only through
The Depository Trust Company on or about December 23, 2004.

                             --------------------

Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings' securities. It may act as principal or agent in, and this prospectus may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

                             --------------------

                                LEHMAN BROTHERS
December 20, 2004

Russell 2000(R) Index is a trademark of Frank Russell Company and has been licensed for use by Lehman Brothers Holdings Inc. The notes, based on the performance of the Russell 2000 Index, are not sponsored, endorsed, sold or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the notes.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NO ONE HAS BEEN
AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT
THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF
THE DOCUMENT. SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE
OFFER IS NOT PERMITTED.

                                ----------------

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

                                       S-2

                            SUMMARY INFORMATION--Q&A

This summary highlights selected information from the prospectus supplement and the accompanying prospectus to help you understand the notes. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the "Risk Factors" section beginning on page S-6 to determine whether an investment in the notes is appropriate for you.

WHAT ARE THE NOTES?

The notes are a series of senior debt of Lehman Brothers Holdings whose value is tied to the performance of the Russell 2000 Index. See "The Russell 2000 Index."
The notes will rank equally with all other unsecured debt of Lehman Brothers
Holdings, except subordinated debt, and will mature on December 23, 2009, unless postponed because a market disruption event occurs on the valuation date. See
"Description of the Notes."

WHO PUBLISHES THE RUSSELL 2000 INDEX AND WHAT DOES THE RUSSELL 2000 INDEX
MEASURE?

The Russell 2000 Index is a capitalization-weighted index of 2,000 stocks published by Frank Russell Company ("Russell"), and is designed to measure performance of the small capitalization segment of the United States equity market through changes in the aggregate market value of stock of 2000 companies domiciled in the U.S. and its territories. The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents approximately 8% of the capitalization of the Russell 3000 Index. The Russell
3000 Index is composed of the 3,000 largest U.S. companies, as determined by market capitalization, and represents approximately 98% of the U.S. equity market.

Please note that an investment in the notes does not entitle you to any ownership or other interest in the stocks of the companies included in the
Russell 2000 Index.

WHAT PAYMENTS WILL I RECEIVE ON THE NOTES BEFORE MATURITY?

No interest or other payments will be made prior to maturity of the notes.

WHAT WILL I RECEIVE IF I HOLD THE NOTES UNTIL THE STATED MATURITY DATE?

On the stated maturity date, Lehman Brothers Holdings will pay to you, per
$1,000 note, the following:

o    If the final index level is greater than or equal to the initial index level, the sum of:

     (1)  $1,000, and
                                             final         initial
                         upside            index level - index level
     (2)  $1,000   x  participation   x    -------------------------
                         rate                 initial index level

o    If the final index level is less than the initial index level and the closing index level is at or above the threshold level on all exchange business days during the measurement period, $1,000.

o    If the final index level is less than the initial index level and the closing index level has fallen below the threshold level on any exchange business day during the measurement period, the product of:

     (1)  $1,000, and

           final index level
     (2)  -------------------
          initial index level

The measurement period will begin on the date of this prospectus supplement and end on the valuation date.

The initial index level is 638.05, the closing index level on the date of this prospectus supplement. The final index level will be the closing index level on the valuation date, which will generally be the three business days before the stated maturity date. The closing index level on any particular day will be the closing level of the Russell 2000 Index on such day.

If the third business day before the stated maturity date is not an exchange business day or the calculation agent determines that one or more market disruption events have occurred on that day, the calculation agent will, subject to certain limitations, determine the final index level by reference to the closing index level on the next exchange business day on which there is not a market disruption event. Any such postponement will cause the payment you receive to be postponed until three business days after the date that the final index level is determined. In limited circumstances, the

                                       S-3

ending index level on the valuation date may be adjusted. See "Description of the Notes--Payment on the stated maturity date" and "Description of the
Notes--Discontinuance of the Russell 2000 Index; Alteration of method of calculation."

As a result, at maturity you will receive more than $1,000 per $1,000 note if the final index level is greater than the initial index level on the valuation date. If the final index level is less than the initial index level on the valuation date and the closing index level has fallen below the threshold level on any exchange business day during the measurement period, you will receive less than $1,000 per $1,000 note at maturity. You will not receive any payment on the stated maturity date if the final index level is zero.

AMOUNT PAYABLE AT MATURITY -- EXAMPLES

Here are three examples of the amount payable at maturity calculations per
$1,000 note.

EXAMPLE 1. ASSUMING THE FINAL INDEX LEVEL OF THE RUSSELL 2000 INDEX ON THE
VALUATION DATE IS 700:

Because the final index level is greater than the initial index level, the appropriate formula for calculating the amount payable at maturity per $1,000 note is:

                                700 - 638.05
$1,000  +  $1,000  x  110%  x  --------------  =  $1,106.80
                                   638.05

As a result, on the stated maturity date, you would receive $1,106.80 per $1,000 note.

EXAMPLE 2. ASSUMING THE FINAL INDEX LEVEL OF THE RUSSELL 2000 INDEX ON THE
VALUATION DATE IS 500 AND THE CLOSING INDEX LEVEL WAS AT OR ABOVE THE THRESHOLD
LEVEL ON ALL EXCHANGE BUSINESS DAYS DURING THE MEASUREMENT PERIOD:

Because the final index level is less than 638.05 and the closing index level is at or above 638.05 on all exchange business days during the measurement period, on the stated maturity date, you would receive $1,000 per $1,000 note.

EXAMPLE 3. ASSUMING THE FINAL INDEX LEVEL OF THE RUSSELL 2000 INDEX ON THE
VALUATION DATE IS 500 AND THE CLOSING INDEX LEVEL FELL BELOW THE THRESHOLD LEVEL
ON AN EXCHANGE BUSINESS DAY DURING THE MEASUREMENT PERIOD:

Because the final index level is less than 638.05 and the closing index level fell below 638.05 on an exchange business day during the measurement period, the appropriate formula for calculating the amount payable at maturity per $1,000 note is:

                    500
      $1,000  x  ----------  =  $783.64
                   638.05

As a result, on the stated maturity date, you would receive $783.64 per $1,000 note.

HOW HAS THE RUSSELL 2000 INDEX PERFORMED HISTORICALLY?

Lehman Brothers Holdings has provided a table, beginning on page S-20, showing the performance of the Russell 2000 Index from January 1, 1999 through December
20, 2004. Lehman Brothers Holdings has provided this historical information to help you evaluate the behavior of the Russell 2000 Index so that you can make an informed decision with respect to an investment in the notes. You should realize, however, that past performance is not necessarily indicative of how the
Russell 2000 Index or the notes will perform in the future.

HOW WILL I BE ABLE TO FIND THE INDEX LEVEL OF THE RUSSELL 2000 INDEX AT ANY
POINT IN TIME?

You can obtain the level of the Russell 2000 Index at any time from the
Bloomberg(R) service under the symbol "RTY". You may also obtain the index level of the Russell 2000 Index at any time from the Frank Russell Company's website, at http://www.russell.com.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

Yes, the notes are subject to a number of risks. See "Risk Factors" beginning on page S-6.

WHAT ABOUT TAXES?

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United
States federal income tax purposes. Although the issue is not free from doubt,
Lehman Brothers Holdings intends to treat, and by purchasing the notes, for all purposes you will agree to treat a note as a financial contract with cash settlement rather than as a debt instrument. As a result, upon a sale, exchange or other disposition of a note or upon cash settlement at maturity, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the note. Assuming the note is treated as a financial contract for United States federal income tax purposes, the gain or

                                      S-4

loss will be treated as long term capital gain or loss. See "United States
Federal Income Tax Consequences."

WHO IS LEHMAN BROTHERS HOLDINGS?

Lehman Brothers Holdings Inc. ("Lehman Brothers Holdings") is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth clients and customers. Lehman Brothers Holdings' worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. See "Lehman Brothers
Holdings Inc." and "Where You Can Find More Information" on page 2 and 6, respectively, of the accompanying prospectus.

You may request a copy of any document Lehman Brothers Holdings Inc. files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers
Holdings at the following address, which replaces the address provided in the accompanying prospectus:

         Office of the Corporate Secretary
         399 Park Avenue
         New York, New York 10022
         (212) 526-0858

Lehman Brothers Holdings' principal executive offices are located at the following address, which likewise replaces the address provided in the accompanying prospectus:

         745 Seventh Avenue
         New York, New York 10019
         (212) 526-7000

WHAT IS THE ROLE OF LEHMAN BROTHERS INC.?

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, is the underwriter for the offering and sale of the notes. Lehman Brothers Inc. will also be the calculation agent for purposes of calculating the amount payable to you. Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See "Risk Factors--Potential conflicts of interest exist because Lehman Brothers Holdings controls Lehman Brothers
Inc., which will act as the calculation agent" and "Description of the
Notes--Calculation agent."

After the initial offering, Lehman Brothers Inc. intends to buy and sell the notes to create a secondary market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes.
However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they have begun.

IN WHAT FORM WILL THE NOTES BE ISSUED?

The notes will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. Except in very limited circumstances you will not receive a certificate for your notes.

WILL THE NOTES BE LISTED ON A STOCK EXCHANGE?

Lehman Brothers Holdings has applied to list the notes on the American Stock
Exchange under the trading symbol "RLN.H". You should be aware that the listing of the notes on the American Stock Exchange, if accepted, will not necessarily ensure that a liquid trading market will be available for the notes.

                                      S-5

                                  RISK FACTORS

You should carefully consider the risk factors provided below as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated in this document by reference. As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the prices of the common stocks that make up the Russell 2000 Index and other events that are difficult to predict and beyond Lehman Brothers Holdings'
control.

You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

THESE NOTES ARE DIFFERENT FROM CONVENTIONAL DEBT SECURITIES OF LEHMAN BROTHERS
HOLDINGS IN SEVERAL WAYS.

o    THE PAYMENT YOU RECEIVE AT MATURITY MAY BE LESS THAN THE PRICE AT WHICH THE
     NOTES ARE INITIALLY BEING SOLD TO THE PUBLIC. If the final index level of the Russell 2000 Index is less than the initial index level on the valuation date and the closing index level is at or above the threshold level on all exchange business days during the measurement period, Lehman
     Brothers Holdings will pay you $1,000 per $1,000 note, notwithstanding that the closing level of the Russell 2000 Index may have been higher than the initial index level at some time during the term of the notes. If the final index level of the Russell 2000 Index is less than the initial index level on the valuation date and the closing index level fell below the threshold level on any exchange business day during the measurement period, Lehman
     Brothers Holdings will pay you less than $1,000 per $1,000 note. You will not receive any payment on the maturity date if the final index level is zero.

o    THE PAYMENT YOU RECEIVE AT MATURITY MAY BE LESS THAN THE YIELD ON A
     CONVENTIONAL DEBT SECURITY OF COMPARABLE MATURITY. The amount Lehman
     Brothers Holdings pays you on the stated maturity date may be less than the return you could earn on other investments. Because the amount you receive on the stated maturity date may be less than, equal to or only slightly greater than the price at which the notes are initially being sold to the public, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Lehman Brothers Holdings. In addition, any return on the notes may not fully compensate you for any opportunity cost to you of investing in the notes when you take into account inflation and other factors relating to the time value of money.

o    NO INTEREST OR OTHER PAYMENTS WILL BE PAID ON THE NOTES PRIOR TO MATURITY.
     No interest or other payments will be made on the notes prior to maturity.

YOUR RETURN ON THE NOTES COULD BE LESS THAN IF YOU OWNED THE COMMON STOCKS THAT
MAKE UP THE RUSSELL 2000 INDEX BECAUSE YOUR RETURN WILL NOT REFLECT DIVIDENDS ON
THOSE COMMON STOCKS.

Your return on the notes will not reflect the return you would realize if you actually owned the common stocks included in the Russell 2000 Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you by reference to the level of the Russell
2000 Index, which is calculated by reference to the prices of the common stocks included in the Russell 2000 Index without taking into consideration the value of dividends paid on those stocks.

HISTORICAL VALUES OF THE RUSSELL 2000 INDEX SHOULD NOT BE TAKEN AS AN INDICATION
OF THE FUTURE PERFORMANCE OF THE RUSSELL 2000 INDEX DURING THE TERM OF THE
NOTES.

The trading prices of the securities underlying the Russell 2000 Index will determine the index level. As a result, it is impossible to predict whether the index level will fall or rise. Trading prices of the securities underlying the
Russell 2000 Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of the underlying securities themselves.

THE INCLUSION OF COMMISSIONS AND PROJECTED PROFIT FROM HEDGING IN THE PUBLIC
OFFERING PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. is willing to purchase the notes in secondary market transactions will likely be lower

                                      S-6

than the public offering price, since the public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of dealer discounts, mark-ups or other transaction costs.

THE NOTES MAY NOT BE ACTIVELY TRADED.

There may be little or no secondary market for the notes. Although an application for listing the notes on the American Stock Exchange has been made, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. Lehman Brothers Inc. currently intends to act as a market maker for the notes, but it is not required to do so.

THE VALUE OF THE NOTES WILL BE AFFECTED BY NUMEROUS FACTORS, SOME OF WHICH ARE
RELATED IN COMPLEX WAYS.

The value of the notes in the secondary market will be affected by supply and demand of the notes, the index level at that time and a number of other factors, some of which are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell the notes before the stated maturity date may be at a discount, which could be substantial, from the price at which the notes are initially being sold to the public, if, at that time, the index level is less than, equal to or not sufficiently above the initial index level. A change in a specific factor could have the following impacts on the market value of the notes, assuming all other conditions remain constant.

o    INDEX. Lehman Brothers Holdings expects that the market value of the notes will depend substantially on the performance of the index at any given point in time. If you decide to sell your notes prior to the stated
     maturity date, you may nonetheless receive substantially less than the amount that would be payable on the stated maturity date based on the index level on the date you sell your notes because of expectations that the index level will continue to fluctuate until the amount payable on the stated maturity date is determined. If you decide to sell your notes when the index level is below the initial index level or if the closing index level falls below the threshold level on any exchange business day during the measurement period, you can expect to receive less than the price at which the notes are initially being sold to the public. Political, economic and other developments that affect the outlook for securities in the
     Russell 2000 Index are likely to directly affect the index level of the
     Russell 2000 and could indirectly affect the value of the notes.

o    INTEREST RATES. The trading value of the notes may be affected by changes in interest rates. In general, if U.S. interest rates change, the trading value of the notes may be adversely affected.

o    VOLATILITY OF THE RUSSELL 2000 INDEX. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the level of the Russell 2000 Index changes, the trading value of the notes may be adversely affected. Lehman Brothers Holdings is unable to predict the effect of these events on the future value or volatility of the
     Russell 2000 Index.

o    MERGER AND ACQUISITION TRANSACTIONS. Some of the securities included in the
     Russell 2000 Index may be affected by mergers and acquisitions, which can contribute to volatility of the Russell 2000 Index. Additionally, as a result of a merger or acquisition, one or more securities in the Russell
     2000 Index may be replaced with a surviving or acquiring entity's securities. The surviving or acquiring entity's securities may not have the same characteristics as the securities originally included in the Russell
     2000 Index.

o    TIME REMAINING TO MATURITY. The value of the notes may be affected by the time remaining to maturity. As the time remaining to the maturity of the notes decreases, this time value may decrease, adversely affecting the trading value of the notes.

o    DIVIDEND YIELDS. If dividend yields on the securities in the Russell 2000
     Index increase, the value of the notes may be adversely affected because the Russell 2000 Index does not incorporate the value of those payments.

o    LEHMAN BROTHERS HOLDINGS' CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS.
     Actual or anticipated changes in Lehman Brothers Holdings' credit ratings, financial condition

                                      S-7

     or results may affect the market value of the notes.

o    ECONOMIC CONDITIONS AND EARNINGS PERFORMANCE OF THE UNDERLYING COMPANIES.
     General economic conditions and earnings results of the companies whose securities make up the Russell 2000 Index and real or anticipated changes in those conditions or results may affect the market value of the notes.

o    LEVEL OF THE RUSSELL 2000 INDEX FROM THE DATE OF THIS PROSPECTUS
     SUPPLEMENT. If the closing level of the Russell 2000 Index falls below the threshold level on any exchange business day during the measurement period, the trading value of the notes may be adversely affected.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the trading value of the notes attributable to another factor, such as an increase in the index level. In general, assuming all relevant factors are held constant, the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes.

ADJUSTMENTS TO THE RUSSELL 2000 INDEX COULD ADVERSELY AFFECT THE VALUE OF THE
NOTES.

The policies of Russell concerning additions, deletions and substitutions of the securities underlying the Russell 2000 Index and the manner in which Russell takes account of certain changes affecting such underlying securities may affect the value of the Russell 2000 Index. The policies of Russell with respect to the calculation of the Russell 2000 Index could also affect the value of the Russell
2000 Index. Russell may discontinue or suspend calculation or dissemination of the Russell 2000 Index or materially alter the methodology by which it calculates the Russell 2000 Index. Any such actions could affect the value of the notes. See "Description of the Notes--Discontinuance of the Russell 2000
Index; Alteration of method of calculation" and "The Russell 2000 Index."

LEHMAN BROTHERS HOLDINGS CANNOT CONTROL ACTIONS BY THE COMPANIES WHOSE
SECURITIES MAKE UP THE RUSSELL 2000 INDEX.

Actions by these companies may have an adverse effect on the price of the common stocks or any other equity securities underlying the Russell 2000 Index, the
Russell 2000 Index and the notes. In addition, these companies are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take Lehman Brothers Holdings' or your interests into consideration for any reason. These companies will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

LEHMAN BROTHERS HOLDINGS AND ITS AFFILIATES HAVE NO AFFILIATION WITH RUSSELL AND
ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

Russell provides and services the Russell 2000 Index. Lehman Brothers Holdings and its affiliates are not affiliated with Russell in any way (except for licensing arrangements discussed below in "The Russell 2000 Index") and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Russell 2000 Index. See "Description of the Notes--Market
disruption events" and "Description of the Notes--Discontinuation of the Russell
2000 Index; Alteration of method of calculation." Russell is not involved in the offer of the notes in any way and has no obligation to consider your interest as an owner of the notes in taking any actions that might affect the value of your notes.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Russell 2000 Index or Russell contained in this prospectus supplement or any public disclosure of information by
Russell. You, as an investor in the notes, should make your own investigation into the Russell 2000 Index and Russell.

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE LEHMAN BROTHERS HOLDINGS CONTROLS
LEHMAN BROTHERS INC., WHICH WILL ACT AS THE CALCULATION AGENT.

Lehman Brothers Inc. will act as the calculation agent, which determines the amount you will receive on the notes, whether adjustments should be made to the index level and whether a market disruption event has occurred. As a result, potential conflicts of interest may exist between Lehman Brothers Inc. and you.
See "Description of the Notes--Payment on the stated maturity date,"
"Description of the Notes--Discontinuance of the Russell 2000 Index; Alteration
of method of calculation" and "Description of the Notes--Market disruption events."

                                      S-8

PURCHASES AND SALES OF SECURITIES UNDERLYING THE RUSSELL 2000 INDEX BY LEHMAN
BROTHERS HOLDINGS AND ITS AFFILIATES COULD AFFECT THE PRICES OF THOSE SECURITIES
OR THE LEVEL OF THE RUSSELL 2000 INDEX.

Lehman Brothers Holdings and its affiliates, including Lehman Brothers Inc., may from time to time buy or sell securities underlying the Russell 2000 Index or derivative instruments related to those securities for their own accounts in connection with their normal business practices or in connection with hedging of
Lehman Brothers Holdings' obligations under the notes. These transactions could affect the prices of those securities or the level of the Russell 2000 Index.
See "Use of Proceeds and Hedging."

YOU HAVE NO SHAREHOLDER RIGHTS.

Investing in the notes is not equivalent to investing in the component stocks of the Russell 2000 Index. As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Russell 2000 Index.

THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN.

Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United
States federal income tax purposes. As a result, significant aspects of the
United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings is not requesting any ruling from the
Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this document. Although the issue is not free from doubt, Lehman Brothers Holdings intends to treat, and by purchasing a note, for all purposes you agree to treat a note as a financial contract with cash settlement, rather than as a debt instrument. See "United States Federal Income Tax Consequences."

                                      S-9

                           USE OF PROCEEDS AND HEDGING

An amount equal to approximately 102% of the proceeds to be received by Lehman
Brothers Holdings from the sale of the notes may be used by Lehman Brothers
Holdings or one or more of its subsidiaries before and immediately following the initial offering of the notes to acquire securities included in the Russell 2000
Index. From time to time, Lehman Brothers Holdings or one or more of its subsidiaries may also acquire futures contracts or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Russell 2000 Index or those securities included in the Russell 2000 Index, to hedge Lehman Brothers Holdings' obligations under the notes. The balance of the proceeds will be used for general corporate purposes. These hedging techniques will result in negligible initial costs to Lehman Brothers Holdings.
See "Use of Proceeds and Hedging" on page 7 of the accompanying prospectus.

From time to time after the initial offering and before the maturity of the notes, depending on market conditions, including the market price of the securities included in the Russell 2000 Index, Lehman Brothers Holdings expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques. Lehman Brothers
Holdings or one or more of its subsidiaries may take long or short positions in those securities or in the futures contracts or in listed or over-the-counter options contracts or other derivative or synthetic instruments related to those securities. In addition, Lehman Brothers Holdings or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in notes from time to time and may, in their sole discretion, hold or resell those notes.
Lehman Brothers Holdings or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future.

To the extent that Lehman Brothers Holdings or one or more of its subsidiaries has a long hedge position in any of the securities underlying the Russell 2000
Index, or futures or options contracts or other derivative or synthetic instruments related to those securities, Lehman Brothers Holdings or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the notes or at or about the time of a change in the securities that make up the Russell 2000 Index. Depending, among other things, on future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Profits or losses from any of those positions cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Certain activity by
Lehman Brothers Holdings or one or more of its subsidiaries described above can potentially increase or decrease the prices of the securities included in the
Russell 2000 Index and, accordingly, increase or decrease the level of the
Russell 2000 Index. Although Lehman Brothers Holdings has no reason to believe that any of those activities will have a material impact on the price of the securities that make up the Russell 2000 Index, these activities could have such an effect.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                       NINE MONTHS
                    YEAR ENDED NOVEMBER 30,               ENDED
----------------------------------------------------    AUGUST 31,
  1999       2000       2001       2002       2003         2004
--------   --------   --------   --------   --------   ------------
  1.12       1.14       1.11       1.13       1.29         1.39

                                      S-10

                            DESCRIPTION OF THE NOTES

GENERAL

You will find information about the notes in two separate documents that progressively provide more detail:

o   the accompanying prospectus; and

o   this prospectus supplement.

Because the terms of the notes may differ from the general information Lehman
Brothers Holdings has provided in the prospectus, in all cases you should rely on information in this prospectus supplement over different information in the prospectus. The notes are to be issued as a series of debt securities under the senior indenture, which is more fully described in the prospectus. For a description of the rights attaching to different series of debt securities under the senior indenture, you should refer to the section "Description of Debt
Securities" beginning on page 8 of the accompanying prospectus. The notes are
Senior Debt as described in the accompanying prospectus. Citibank, N.A. is trustee under the senior indenture.

Lehman Brothers Holdings may initially issue up to $6,000,000 ($6,900,000 if the underwriter's over-allotment option is exercised in full) aggregate principal amount of notes. Lehman Brothers Holdings may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes can be issued if an event of default has occurred with respect to the notes.

The notes will be issued in denominations of $1,000 and whole multiples of
$1,000. The minimum initial investment will be $10,000.

INTEREST

No interest or other payments will be made prior to maturity of the notes.

PAYMENT ON THE STATED MATURITY DATE

The notes will mature on December 23, 2009, unless postponed because a market disruption event occurs on the valuation date.

On the stated maturity date, Lehman Brothers Holdings will pay to you, per
$1,000 note, the following:

o    If the final index level is greater than or equal to the initial index level, the sum of:

     (1)  $1,000, and
                                             final          initial
                         upside            index level  - index level
     (2)  $1,000   x  participation  x    -----------------------------
                          rate                initial index level

o    If the final index level is less than the initial index level and the closing index level is at or above the threshold level on all exchange business days during the measurement period, $1,000.

o    If the final index level is less than the initial index level and the closing index level has fallen below the threshold level on any exchange business day during the measurement period, the product of:

     (1)  $1,000, and

           final index level
     (2)  -------------------
          initial index level

The measurement period will begin on the date of this prospectus supplement and end on the valuation date. The upside participation rate is 110%. The threshold level is 446.635, 70% of the initial index level (subject to appropriate adjustment by the calculation agent to reflect adjustments in the Russell 2000
Index).

The initial index level is 638.05, the closing index level on the date of this prospectus supplement. The final index level will be the closing index level on the valuation date, which will generally be three business days before the stated maturity date. However, if that day is not an exchange business day or the calculation agent determines that one or more market disruption events have occurred on that day, the calculation agent will determine the final index level by reference to the closing index level on the next exchange business day on which there is not a market disruption event; provided, however, if a market disruption event occurs on each of the eight exchange business days following the originally scheduled valuation date, then (a) that eighth exchange business day shall be deemed the valuation date and (b) the calculation agent shall determine the final index level based upon its good faith estimate of the value of the index on that eighth exchange business day. Any postponement of the valuation date will cause the

                                      S-11

payment you receive to be postponed until three business days after the date that the final index level is determined.

At maturity you will only receive more than $1,000 per $1,000 note if the final index level on the valuation date is greater than the initial index level. If the final index level on the valuation date is less than the initial index level and the closing index level has fallen below the threshold level on any exchange business day during the measurement period, you will receive less than $1,000 per $1,000 note at maturity. You will not receive any payment on the stated
maturity date if the final index level is zero.

The "closing index level" of the Russell 2000 Index (or any successor index) on any particular day means the closing level of the Russell 2000 Index as reported by Russell (or of any successor index, as reported by the publisher of such successor index), on such day. An "exchange business day" means any day on which the Russell 2000 Index (or any successor index) is announced by its publisher or is otherwise determined by the calculation agent as described in the following section.

DISCONTINUANCE OF THE RUSSELL 2000 INDEX; ALTERATION OF METHOD OF CALCULATION

If Russell discontinues publication of the Russell 2000 Index and Russell or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion exercised in good faith, to be comparable to the discontinued Russell 2000 Index, then the calculation agent shall determine the closing index level to be used for purposes of (a)
determining whether the closing index level has fallen below the threshold level on any exchange business day during the measurement period and (b) computing the amount payable on the stated maturity date by reference to the closing index level of such successor index on the date that the final index level is to be determined.

Upon any selection by the calculation agent of a successor index, Lehman
Brothers Holdings will promptly give notice to the holders of the notes.

If Russell discontinues publication of the Russell 2000 Index and the calculation agent determines that no successor index is available at such time, or if Russell (or the publisher of any successor index) fails to calculate and announce a closing index level for the Russell 2000 Index (or a successor index)
on any date when it would ordinarily do so in accordance with its customary practice, the calculation agent will determine the closing index level to be used for purposes of (a) determining whether the closing index level has fallen below the threshold level on any exchange business day during the measurement period and (b) computing the amount payable on the stated maturity date. In such circumstances, the closing index level will be computed by the calculation agent in accordance with the formula for and method of calculating the Russell 2000
Index (or any successor index) last in effect prior to such discontinuance, using the closing price (or, if trading in any of the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation)
at the close of the principal trading session on such date of each security most recently comprising the Russell 2000 Index (or any successor index) on the relevant exchange on which such security trades. Notwithstanding these alternative arrangements, discontinuance of the publication of the Russell 2000
Index may adversely affect the value of the notes. The "relevant exchange" for any security (or any combination thereof then included in the Russell 2000 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Russell 2000 Index, any successor index or the closing index level on any particular day, is changed in a material respect, or if the Russell 2000 Index or a successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the Russell 2000 Index or such successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of trading of the relevant exchanges on which the securities comprising the Russell 2000 Index or such successor index traded on any date the closing index level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Russell 2000 Index or such successor index, as the case may be, as if such changes or modifications had not been made. The calculation agent will calculate the closing index level on any particular day and the amount payable on the stated maturity date with reference to the Russell 2000 Index or such successor index, as adjusted. Accordingly, if the method of calculating the
Russell 2000 Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified
(e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a level of the Russell 2000 Index or such

                                      S-12

successor index as if it had not been modified (e.g., as if such split had not occurred).

MARKET DISRUPTION EVENTS

A market disruption event with respect to the Russell 2000 Index (or any successor index) will occur on any day if the calculation agent determines in its sole discretion that any of the following events has occurred:

o    A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the Russell 2000 Index or any successor index, by the relevant exchanges on which those securities are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that relevant exchange. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange
     Rule 80B or any applicable rule or regulation enacted or promulgated by the
     New York Stock Exchange, any other exchange, quotation system or market, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B may be considered material.

o    A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the Russell 2000 Index or any successor index by the primary exchange on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the securities that then comprise 20% or more of the Russell 2000 Index or any successor index on the relevant exchanges on which those securities are traded, at any time during the one hour period that ends at the close of trading on such day.

o    Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the
     Russell 2000 Index or any successor index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the close of trading on such day.

o    The closure of the relevant exchanges on which the securities that then comprise 20% or more of the Russell 2000 Index or any successor index are traded or on which futures or options contracts relating to the Russell
     2000 Index or any successor index are traded prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the relevant exchanges and (2) the submission deadline for orders to be entered into the relevant exchanges for execution at the close of trading on such day.

For purposes of determining whether a market disruption event has occurred:

o    the relevant percentage contribution of a security to the level of the
     Russell 2000 Index or any successor index will be based on a comparison of
     (x) the portion of the level of the Russell 2000 Index attributable to that security and (y) the overall level of the Russell 2000 Index, in each case immediately before the occurrence of the market disruption event; and

o    "close of trading" means in respect of any relevant exchange, the scheduled weekday closing time on a day on which the relevant exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

Under certain circumstances, the duties of Lehman Brothers Inc. as the calculation agent in determining the existence of market disruption events could conflict with the interests of Lehman Brothers Inc. as an affiliate of the issuer of the notes.

Based on the information currently available to Lehman Brothers Holdings, on
October 27, 1997, The New York Stock Exchange suspended all trading during the one-half hour period preceding the close of trading pursuant to New York Stock
Exchange Rule 80B. On August 12, 1999, the Chicago Board of Trade suspended all trading after 2:00 p.m., New York City time, because a power failure in the

                                      S-13

Chicago downtown area caused the Chicago Board of Trade to close an hour early.
The same power failure also caused the Chicago Board Options Exchange to halt trading for a one-half hour period. On September 16, 1999, stormy weather from
Hurricane Floyd led the New York Mercantile and Commodity Exchange and the New
York Board of Trade to close early at noon and 1:00 p.m., respectively, New York
City time. On June 8, 2001, The New York Stock Exchange suspended all trading during an 85-minute period starting at 10:10 a.m., New York City time, due to a system failure caused by new trading software installed overnight. The system failure at The New York Stock Exchange also caused the Chicago Mercantile
Exchange to halt trading in its Standard & Poor's 500 stock index futures contracts and the Standard & Poor's MidCap 400 futures contracts for a 45-minute period. On June 29, 2001, a computer failure at NASDAQ's Trumbull, Connecticut office disabled two of NASDAQ's main trading platforms for approximately two hours. As a result of the breakdown of the trading platforms, NASDAQ was forced to extend its trading deadline that day to 5:00 p.m., New York City time. The terrorist attacks in New York, New York and Washington, D.C. on September 11,
2001 caused all of the principal U.S. exchanges and trading systems including, among others, The New York Stock Exchange, the Nasdaq National Market and the
American Stock Exchange, to suspend trading after the attacks. Trading on the
Chicago Mercantile Exchange resumed on September 12, 2001. Trading of equity securities on The New York Stock Exchange, the Nasdaq National Market and the
American Stock Exchange resumed on September 17, 2001. Trading of debt securities on The New York Stock Exchange resumed on September 18, 2001 and on the American Stock Exchange on October 1, 2001. The power failure along the East
Coast of the United States on August 15, 2003, delayed the start of trading on the American Stock Exchange until 3:45 p.m., New York City time, and caused the bond market to cease trading at 2 p.m., New York City time. If any suspension of trading caused by similar events occurs during the term of the notes, that event could constitute a market disruption event. The existence or non-existence of such circumstances, however, is not necessarily indicative of the likelihood of those circumstances occurring or not occurring in the future.

HYPOTHETICAL RETURNS

The tables below illustrate the following for a range of hypothetical final index levels of the Russell 2000 Index three business days before the stated
maturity date:

o    the hypothetical percentage change from the initial index level;

o    the hypothetical total amount payable on the stated maturity date per
     $1,000 note;

o    the hypothetical pre-tax total rate of return; and

o    the hypothetical pre-tax annualized rate of return.

The hypothetical results illustrated in the first table assume that the closing index level is at or above the threshold level on all exchange business days during the measurement period. Those in the second table assume that the closing index level has fallen below the threshold level on any exchange business day during the measurement period.

                                      S-14

TABLE 1: CLOSING INDEX LEVEL IS AT OR ABOVE THE THRESHOLD LEVEL ON ALL EXCHANGE
BUSINESS DAYS DURING THE MEASUREMENT PERIOD.

                                                        HYPOTHETICAL
                               HYPOTHETICAL             TOTAL AMOUNT
                                PERCENTAGE                PAYABLE                HYPOTHETICAL
      HYPOTHETICAL             CHANGE FROM             ON THE STATED               PRE-TAX                HYPOTHETICAL
      FINAL INDEX             INITIAL INDEX            MATURITY DATE            TOTAL RATE OF          PRE-TAX ANNUALIZED
         LEVEL                    LEVEL               PER $1,000 NOTE               RETURN               RATE OF RETURN
 ----------------------   ----------------------   ----------------------   ----------------------   ----------------------

          0.00                      NA                       NA                       NA                       NA
        127.61                      NA                       NA                       NA                       NA
        255.22                      NA                       NA                       NA                       NA
        446.64                      -30%                $1,000.00                     0.00%                     0.00%
        574.25                      -10                  1,000.00                     0.00                      0.00
        638.05                        0                  1,000.00                     0.00                      0.00
        765.66                       20                  1,220.00                    22.00                      4.06
        893.27                       40                  1,440.00                    44.00                      7.57
       1020.88                       60                  1,660.00                    66.00                     10.67
       1148.49                       80                  1,880.00                    88.00                     13.46
       1276.10                      100                  2,100.00                   110.00                     16.00

TABLE 2: CLOSING INDEX LEVEL HAS FALLEN BELOW THE THRESHOLD LEVEL ON ANY
EXCHANGE BUSINESS DAY DURING THE MEASUREMENT PERIOD.

                                                       HYPOTHETICAL
                               HYPOTHETICAL            TOTAL AMOUNT
                                PERCENTAGE               PAYABLE               HYPOTHETICAL
      HYPOTHETICAL             CHANGE FROM            ON THE STATED              PRE-TAX              HYPOTHETICAL
      FINAL INDEX             INITIAL INDEX           MATURITY DATE           TOTAL RATE OF        PRE-TAX ANNUALIZED
         LEVEL                    LEVEL              PER $1,000 NOTE              RETURN             RATE OF RETURN
 ----------------------   ----------------------   ----------------------   ----------------------   ----------------------

          0.00                     -100%               $    0.00                 -100.00%                -100.00%
        127.61                      -80                   200.00                  -80.00                  -27.52
        255.22                      -60                   400.00                  -60.00                  -16.74
        446.64                      -30                   700.00                  -30.00                   -6.89
        574.25                      -10                   900.00                  -10.00                   -2.09
        638.05                        0                 1,000.00                    0.00                    0.00
        765.66                       20                 1,220.00                   22.00                    4.06
        893.27                       40                 1,440.00                   44.00                    7.57
       1020.88                       60                 1,660.00                   66.00                   10.67
       1148.49                       80                 1,880.00                   88.00                   13.46
       1276.10                      100                 2,100.00                  110.00                   16.00

The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and annual pre-tax rates of return will depend entirely on the actual final index level and the amount payable on the stated maturity date determined by the calculation agent. In particular, the actual final index level could be lower or higher than those reflected in the tables.

You should compare the features of the notes to other available investments before deciding to purchase the notes. Due to the uncertainty concerning the amount payable on the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through
Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

                                      S-15

CALCULATION AGENT

Lehman Brothers Inc., a subsidiary of Lehman Brothers Holdings, will act as calculation agent for the notes. Pursuant to the calculation agency agreement,
Lehman Brothers Holdings may appoint a different calculation agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The calculation agent will determine the amount you receive on the stated
maturity date of the notes.

In addition, the calculation agent shall be responsible for, among other things:

o    the determination of the successor index if publication of the Russell 2000
     Index is discontinued;

o    the determination of the closing index level if no successor index is available or if Russell or the publisher of any successor index, as the case may be, fails to calculate and announce a closing index level on any date;

o    adjustments to the Russell 2000 Index, the successor index or the closing index level if the method of calculating any of these items changes in a material respect or if the Russell 2000 Index or successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the value of the Russell 2000 Index, or successor index, as the case may be, had such changes or modifications not been made;

o    adjustments to the threshold level, if required in order to reflect adjustments made in the Russell 2000 Index or successor index;

o    the determination of whether a market disruption event has occurred.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on Lehman Brothers Holdings and you. The calculation agent will have no liability for its determinations, except as provided in the calculation agency agreement.

EVENTS OF DEFAULT AND ACCELERATION

If an event of default with respect to any notes has occurred and is continuing, the amount payable to you upon any acceleration permitted under the senior indenture will be equal to, per $1,000 note, the amount that would have been payable at maturity, calculated as though the date of acceleration was the stated maturity date, the date three business days before that date was the valuation date and marked the end of the measurement period. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claims of the holder of a note may be limited, under Section 502(b)(2) of Title 11 of the
United States Code, as though the commencement of the proceeding was on the stated maturity date and the date three business days before that date was the valuation date and marked the end of the measurement period. See "Description of
Debt Securities--Defaults" beginning on page 13 of the accompanying prospectus.

                                      S-16

                             THE RUSSELL 2000 INDEX

GENERAL

The Russell 2000 Index is published by Russell and is intended to provide an indication of the pattern of common stock price movement.

All information contained in this prospectus supplement regarding the Russell
2000 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information.
Such information reflects the policies of, and is subject to change by, Russell.
Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 2000 Index. The consequences of Russell discontinuing publication of the Russell 2000 Index are described in the section entitled "Description of the Notes--Discontinuance of the index; Alteration of method of calculation." Lehman Brothers Holdings does not assume any responsibility for the accuracy or completeness of any information relating to the Russell 2000 Index.

The Russell 2000 Index is a capitalization-weighted index calculated, published and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies (the "Component Stocks") domiciled in the U.S. and its territories. All 2,000 stocks are listed on U.S. exchanges and are 2000 of the smallest securities that form the Russell 3000(R) Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.

The Russell 2000 Index consists of the smallest 2,000 companies included in the
Russell 3000 Index and represents approximately 8% of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

SELECTION OF STOCKS UNDERLYING THE RUSSELL 2000 INDEX

The Russell 2000 Index is a sub-group of the Russell 3000 Index. To be eligible for the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company's stocks must be listed on May 31 of a given year and Russell must have access to documentation verifying the company's eligibility for inclusion.
Beginning September 2004, eligible initial public offerings are added to Russell
U.S. indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell
U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stock belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index and, consequently, the Russell 2000 index. The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii)
trust receipts, royalty trusts, limited liability companies, bulletin board stocks, pink sheet stocks, closed-end investment companies (Business Development
Companies, (BDC's), are eligible), limited partnerships and foreign stocks. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determined the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle
(usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., trading stocks), each class is considered for inclusion separately. Stocks must trade at or above
$1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective the last Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

CAPITALIZATION ADJUSTMENTS

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the Component Stocks relative to the

                                      S-17

capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index's Component
Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Russell 2000 Index on the base date of December 31, 1986. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the
Russell 2000 Index.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and larger holdings of private investors (10% or more) is based on information recorded in Securities and
Exchange Commission corporate filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

     o    ESOP or LESOP shares - corporations that have Employee Stock Ownership
          Plans that comprise 10% or more of the shares outstanding are adjusted;

     o    Corporate cross-owned shares - when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted.

     o    Large private and corporate shares - large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own
          10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the index, partnerships, insurance companies not in the index, mutual funds, banks not in the index or venture capitals; and

     o    Unlisted share class - classes of common stock that are not traded on a U.S. securities exchange.

     o    IPO lock-ups - shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the index.

CORPORATE ACTIONS AFFECTING THE RUSSELL 2000 INDEX

The following summarizes the types of Russell 2000 maintenance adjustments and indicates whether or not an index adjustment is required.

     o    "No Replacement" Rule - Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.
          Thus, the number of securities in the Russell 2000 Index over the year will fluctuate according to corporate activity.

     o    Deleted Stocks - Effective on January 1, 2002, when deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price.
          Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange. Exceptions: there may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

     o    Rule for Additions - The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution. As of
          March 2003, the spin-off company's style index is determined by the style index membership of the parent entity.

     o    Rule for Corporate Action-Driven Changes - Beginning April 1, 2003
          changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day's closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations,

                                      S-18

          adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following
          re-incorporation or delisting using previous day closing prices
          (including OTC prices for delisted stocks).

          When acquisitions or mergers take place within the Russell 2000 Index, the stock's capitalization moves to the acquiring stock. Shares are updated for the acquiring stock at the time the transaction is final.
          Prior to April 1, 2000, if the acquiring stock was a member of a different index (i.e., Russell 3000 or Russell 1000), the shares for the acquiring stock were not adjusted until month end.

UPDATES TO SHARE CAPITAL AFFECTING THE RUSSELL 2000 INDEX

Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange
Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

PRICING OF SECURITIES INCLUDED IN THE RUSSELL 2000 INDEX

Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for
U.S. security prices, income, and total shares outstanding. Prior to January 1,
2002, composite closing prices, which are the last trade price on any U.S.
exchange, were used in the daily index calculations.

HISTORICAL INFORMATION

The following table sets forth the high and low index level, as well as the end-of-quarter closing index levels, of the Russell 2000 Index for each quarter in the period from January 1, 1999 through December 20, 2004. The closing index level on December 20, 2004 was 638.05. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Russell 2000 Index in the future. It is impossible to predict whether the level of the Russell 2000 Index will rise or fall. The historical levels of the Russell 2000 Index are not indications of future performance.

The level of the Russell 2000 Index may decrease so that you will receive a payment at maturity that is less than the issue price of the notes. Lehman
Brothers Holdings cannot give you any assurance that the level of the Russell
2000 Index will increase so that at maturity you will receive more than $1,000 per $1,000 note. Because your return is linked to the index level of the Russell
2000 Index at maturity, there is no guaranteed return of principal.

All information in the table that follows was obtained from Bloomberg Financial
Markets, without independent verification.

                                      S-19

                                                                HIGH                  LOW               PERIOD-END
                                                             ----------           -----------         --------------

1999
First Quarter .....................................            433.13               383.37                397.63
Second Quarter ....................................            457.68               397.77                457.68
Third Quarter .....................................            465.80               417.09                427.30
Fourth Quarter ....................................            504.75               408.90                504.75
2000
First Quarter .....................................            606.05               475.34                539.09
Second Quarter ....................................            542.99               453.72                517.23
Third Quarter .....................................            545.18               490.22                521.37
Fourth Quarter ....................................            511.67               443.80                483.53
2001
First Quarter .....................................            511.66               432.80                450.53
Second Quarter ....................................            517.23               425.74                512.80
Third Quarter .....................................            498.19               378.89                404.87
Fourth Quarter ....................................            493.62               397.60                488.50
2002
First Quarter .....................................            506.46               458.40                506.46
Second Quarter ....................................            522.95               452.45                462.65
Third Quarter .....................................            447.73               356.58                362.27
Fourth Quarter ....................................            410.24               327.04                383.09
2003
First Quarter .....................................            398.45               345.94                364.54
Second Quarter ....................................            458.01               368.69                448.37
Third Quarter .....................................            520.20               449.17                487.68
Fourth Quarter ....................................            565.47               500.32                556.91
2004
First Quarter .....................................            601.50               557.63                590.31
Second Quarter ....................................            606.39               535.34                591.52
Third Quarter .....................................            582.72               517.10                572.94
Fourth Quarter (through December 20)...............            648.61               564.88                638.05

LICENSE AGREEMENT BETWEEN RUSSELL AND LEHMAN BROTHERS HOLDINGS

Russell and Lehman Brothers Holdings have entered into a non-exclusive license agreement providing for the license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Russell, in connection with certain securities, including the notes.

The license agreement between Russell and Lehman Brothers Holdings provides that the following language must be set forth in this prospectus supplement.

The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell
2000 Index to track general stock market performance or a segment of the same.
Russell's publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell's only relationship to Lehman Brothers Holdings is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to Lehman Brothers Holdings or the notes. Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.
Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL
2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL

                                      S-20

HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL
MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LEHMAN
BROTHERS HOLDINGS, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY
FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL
MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES
OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO
THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING THE
FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL,
PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF
NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                      S-21

                              UNITED STATES FEDERAL
                             INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of notes as of the date of this prospectus supplement. Except where otherwise noted, this summary deals only with a note held as a capital asset by a United States holder who purchases the note at its initial offering price at original issue and does not deal with special situations. For example, except where otherwise noted, this summary does not address:

o    tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, investors in pass-through entities, tax-exempt entities or insurance companies;

o    tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

o    tax consequences to holders of notes whose "functional currency" is not the
     United States dollar;

o    alternative minimum tax consequences, if any; or

o    any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

The United States federal income tax treatment of securities such as the notes is not clear. If you are considering the purchase of notes, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal income tax consequences that will apply to you if you are a United States holder of notes.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

o    an individual citizen or resident of the United States;

o    a corporation (or any other entity treated as a corporation for United
     States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

o    an estate the income of which is subject to United States federal income taxation regardless of its source; or

o    any trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

A Non-United States holder is a beneficial owner of notes that is not a United
States holder.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

GENERAL

No statutory, judicial, or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United
States federal income tax purposes. As a result, significant aspects of the
United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue
Service will agree with the treatment described herein. Although the issue is not free from doubt, Lehman Brothers Holdings intends to treat, and by purchasing a note, for all purposes you agree to treat a note as a financial contract with cash settlement, rather than as a debt instrument. However, no

                                      S-22

assurance can be given in this regard and it is possible that the Internal
Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations, because the notes are in form debt instruments and the notes provide principal protection unless the index declines more than 30% over the term of the notes.
The effect of these Treasury regulations will be to:

o    require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

o    result in the accrual of original issue discount by you based on the
     "comparable yield" of the notes even though no cash payments will be made to you; and

o    generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the notes.

The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions. Except where noted, the remainder of this discussion assumes that the notes will be treated as a financial contract with cash settlement.

SALE, EXCHANGE OR OTHER DISPOSITION, OR SETTLEMENT UPON MATURITY

Upon the sale, exchange, retirement, or other disposition or payment upon settlement at maturity of a note, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the note. The gain or loss will be treated as capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Your basis in the note will generally equal your cost of such note.

Lehman Brothers Holdings intends to report the recognition of gain or loss by you with respect to the notes only at maturity. In such case, when the note is cash-settled at maturity you will recognize gain or loss, as described above.

TAX-EXEMPT INVESTORS

The character of the income recognized on the notes for purposes of the
"unrelated business taxable income" ("UBTI") rules is uncertain, and it is possible that a tax-exempt investor may recognize UBTI with respect to income realized from the notes. Prospective investors should consult their own tax advisors with regard to all aspects of UBTI taxation.

NON-UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a Non-United States holder of notes.

Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

UNITED STATES FEDERAL INCOME TAX

Based on the treatment of the notes described above, you should not be subject to United States federal withholding tax for payments on any sale, exchange or other disposition of the note or payments received at maturity in respect of the note. Based on such treatment, any gain or income realized upon the sale, exchange, or other disposition of a note generally will not be subject to United
States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder, or
(ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition, and certain other conditions are met.

As discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal withholding tax. You should consult your own tax advisor regarding the United States federal income tax consequences of an investment in the notes.

UNITED STATES FEDERAL ESTATE TAX

If you are an individual Non-United States holder of notes, notes held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax

                                      S-23

treaty provides otherwise. Non-United States holders should consult their own tax advisors regarding the potential United States federal estate tax consequences of an investment in the notes in light of their particular circumstances.

INFORMATION REPORTING AND BACKUP WITHHOLDING

If you are a United States holder of notes, information reporting requirements will generally apply to all payments received at maturity or upon the sale, exchange or other disposition of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a Non-United States holder of notes, you will not be subject to backup withholding or information reporting regarding payments Lehman Brothers
Holdings makes to you provided that Lehman Brothers Holdings does not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through certain United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

                               BOOK-ENTRY ISSUANCE

The notes will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that
Lehman Brothers Holdings will not issue certificates to you for the notes. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the notes.
Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its direct participants deposit with
DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant.

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the notes on DTC's records. Since you actually own the notes, you are the beneficial owner. Your ownership interest will only be recorded on the direct or indirect participants'
records. DTC has no knowledge of your individual ownership of the notes. DTC's records only show the identity of the direct participants and the amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

The trustee for the notes will wire payments on the notes to DTC's nominee.
Lehman Brothers Holdings and the trustee will treat DTC's nominee as the owner of each global security for all purposes. Accordingly, Lehman Brothers Holdings, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. It is DTC's current practice, upon receipt of any payment of interest, distributions or liquidation amount, to proportionally credit direct participants' accounts on the payment date based on

                                      S-24

their holdings. In addition, it is DTC's current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of notes based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or Lehman
Brothers Holdings.

Notes represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

o    DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law and a successor is not appointed by Lehman Brothers Holdings within 90 days; or

o    Lehman Brothers Holdings decides to discontinue use of the book-entry system.

If the global security is exchanged for certificated securities, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures.

DTC has provided Lehman Brothers Holdings with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a
"banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered under the provisions of Section 17A of the Securities Exchange Act of
1934. DTC is owned by a number of its direct participants and by the New York
Stock Exchange, the American Stock Exchange and the National Association of
Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the Securities and Exchange Commission.

CLEARSTREAM AND EUROCLEAR

Links have been established among DTC, Clearstream Banking and Euroclear (two
European book-entry depositories similar to DTC), to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform those procedures and those procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each U.S. agent of Clearstream and Euroclear, as participants in
DTC.

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the notes against payment.
After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day, European time.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending notes to the relevant
U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer notes against payment. The payment will then be reflected in the account of the
Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date; which day would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or
Euroclear participant's account would instead be valued as of the actual settlement date.

                                      S-25

                                  UNDERWRITING

Lehman Brothers Holdings has agreed to sell to Lehman Brothers Inc., the underwriter, all of the notes.

The underwriter has advised Lehman Brothers Holdings that it proposes to initially offer the notes to the public at the public offering price indicated
on the cover page of this prospectus supplement; it may also offer notes to certain dealers at the same price less a concession not in excess of 2.00% of the principal amount of the notes. After the initial public offering of the notes is completed, the public offering price may be changed.

In connection with the offering, the rules of the Securities and Exchange
Commission permit the underwriter to engage in various transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the underwriter creates a short position in the notes in connection with the offering (that is, if it sells a larger number of the notes than is indicated on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. Neither
Lehman Brothers Holdings nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither Lehman
Brothers Holdings nor the underwriter makes any representation that the underwriter will in fact engage in transactions described in this paragraph, or that those transactions, once begun, will not be discontinued without notice.

Lehman Brothers Holdings has granted to the underwriter an option to purchase, at any time within 13 days of the original issuance of the notes, up to $900,000 additional aggregate principal amount of notes solely to cover over-allotments.
To the extent that the option is exercised, the underwriter will be committed, subject to certain conditions, to purchase the additional notes. If this option is exercised in full, the total public offering price, underwriting discount and proceeds to Lehman Brothers Holdings would be $6,900,000, $138,000 and
$6,762,000, respectively.

The underwriter may not confirm sales to any account over which it exercises discretionary authority without the prior written approval of the customer.

Lehman Brothers Holdings will pay certain expenses, expected to be approximately
$40,000, associated with the offer and sale of the notes.

Lehman Brothers Holdings has agreed to indemnify the underwriter against some liabilities, including liabilities under the Securities Act of 1933.

The underwriting arrangements for this offering comply with the requirements of
Rule 2720 of the National Association of Securities Dealers, Inc. regarding a
National Association of Securities Dealers, Inc. member firm underwriting securities of its affiliate.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with Lehman Brothers Holdings to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's or any selling group member's website and any information contained in any other website maintained by the underwriter or selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by Lehman Brothers Holdings or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

                                      S-26

                                     EXPERTS

The consolidated financial statements and financial statement schedule of Lehman
Brothers Holdings as of November 30, 2003 and 2002, and for each of the years in the three-year period ended November 30, 2003, have been audited by Ernst &
Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant's report are incorporated by reference in Lehman
Brothers Holdings' annual report on Form 10-K for the year ended November 30,
2003, and incorporated by reference in this prospectus supplement. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus supplement in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

                                      S-27

PROSPECTUS

                                 $1,165,000,000

                          LEHMAN BROTHERS HOLDINGS INC.

MAY OFFER--

                                 DEBT SECURITIES
                                    WARRANTS
                               PURCHASE CONTRACTS
                                      UNITS

                                ----------------

     The Securities may be offered in one or more series, in amounts, at prices and on terms to be determined at the time of the offering.

     Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

     The securities offered pursuant to this prospectus will have an initial aggregate offering price of up to $1,165,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies, subject to reduction as a result of the sale under certain circumstances of other securities.

                               ----------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

June 21, 2001

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Lehman
Brothers Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

     o   this prospectus, which explains the general terms of the securities that Lehman Brothers Holdings may offer;

     o   the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

     o   the documents referred to in "Where You Can Find More Information" on page 6 for information about Lehman Brothers Holdings, including its financial statements.

                         LEHMAN BROTHERS HOLDINGS INC.

     Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin
America and the Asia Pacific region.

     The company's business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United
States, as well as the National Association of Securities Dealers, Inc., and
holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong,
Frankfurt, Paris and Milan stock exchanges.

     Lehman Brothers Holdings' principal executive office is at Three World
Financial Center, New York, New York 10285, and its telephone number is (212)
526-7000.

                THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER

     Lehman Brothers Holdings may use this prospectus to offer up to
$1,165,000,000 of:

     o   debt securities,

     o   warrants,

     o   purchase contracts, and

     o   units, comprised of two or more debt securities, warrants and purchase contracts, in any combination.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     The debt securities, warrants, purchase contracts and units are unsecured obligations of Lehman Brothers Holdings. Since Lehman Brothers Holdings is a
holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman
Brothers Holdings' subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor.
Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims Lehman Brothers Holdings may have as a creditor of the subsidiary are judicially recognized.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Lehman Brothers
Holdings in the form of senior or subordinated debt. Senior debt includes
Lehman Brothers Holdings' notes, debt and guarantees and any other indebtedness for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, will not be entitled to interest, principal or other payments if payments on the senior debt are not made. The senior and subordinated debt will be issued under separate indentures. Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue.

     Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

     o   securities of one or more issuers, including Lehman Brothers Holdings,

     o   one or more currencies,

     o   one or more commodities,

     o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or

     o   one or more indices or baskets of the items described above.

     For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.

WARRANTS

     Lehman Brothers Holdings may offer two types of warrants:

     o   warrants to purchase Lehman Brothers Holdings' debt securities, and

     o   warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

         o   securities of one or more issuers, including Lehman Brothers
             Holdings,

         o   one or more currencies,

         o   one or more commodities,

         o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and

         o   one or more indices or baskets of the items described above.

     For any particular warrants Lehman Brothers Holdings offers, the prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. Lehman Brothers Holdings will issue the warrants under warrant agreements between Lehman Brothers Holdings and one or more warrant agents and may issue warrants under a unit agreement described below.

PURCHASE CONTRACTS

     Lehman Brothers Holdings may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o   securities of one or more issuers, including Lehman Brothers Holdings,

     o   one or more currencies,

     o   one or more commodities,

     o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and

     o   one or more indices or baskets of the items described above.

     For any particular purchase contracts Lehman Brothers Holdings offers, the prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. Lehman Brothers Holdings will issue prepaid purchase contracts under an indenture for debt securities described above and may issue purchase contracts under a unit agreement described below.

UNITS

     Lehman Brothers Holdings may offer units, comprised of two or more debt securities, warrants and purchase contracts, in any combination. For any particular units Lehman Brothers Holdings offers, the prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. Lehman Brothers
Holdings may issue the units under unit agreements between Lehman Brothers
Holdings and one or more unit agents.

FORM OF SECURITIES

     Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company,
Euroclear or Clearstream, Luxembourg, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated.
Lehman Brothers Holdings will issue the securities only in registered form, without coupons.

PAYMENT CURRENCIES

     Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

LISTING

     If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

                                USE OF PROCEEDS

     Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations.
Lehman Brothers Holdings may use a portion of the proceeds from the sale of securities to hedge its exposure to payments that it may have to make on such securities as described below under "Use of Proceeds and Hedging".

                             PLAN OF DISTRIBUTION

     Lehman Brothers Holdings may sell the offered securities in any of the following ways:

     o   to or through underwriters or dealers;

     o   by itself directly;

     o   through agents; or

     o   through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Lehman Brothers Holdings will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

     If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                       WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-61878) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC's public reference rooms in
Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Lehman Brothers Holdings to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the
SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of
1934:

     o   Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

     o   Amendment No. 1 to Annual Report on Form 10-K for the year ended
         November 30, 2000, filed with the SEC on March 9, 2001;

     o   Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;

     o   Current Reports on Form 8-K, filed with the SEC on January 4, January
         5, February 27, March 13, March 21, April 26 (two filings), May 2, May
         22, June 1, June 14 and June 19, 2001.

     All documents Lehman Brothers Holdings files pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman Brothers
Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

      Controller's Office
      Lehman Brothers Holdings Inc.
      Three World Financial Center
      New York, New York 10285
      (212) 526-0660

                            -------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROSPECTUS AND
THE PROSPECTUS SUPPLEMENT, AS WELL AS THE INFORMATION INCORPORATED BY
REFERENCE. LEHMAN BROTHERS HOLDINGS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU
WITH DIFFERENT INFORMATION. LEHMAN BROTHERS HOLDINGS IS NOT MAKING AN OFFER OF
THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU
SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, THE PROSPECTUS
SUPPLEMENT OR ANY DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY
DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT.

                           USE OF PROCEEDS AND HEDGING

     General. Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

     o   fund the business of its operating units;

     o   fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

     o   lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

     Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.

     Hedging. Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in the securities or other assets underlying the offered securities or assets used to determine the relevant index or indices. Lehman
Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to the relevant index or underlying assets. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.

     Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in the underlying instrument, the assets underlying any such instrument or other derivative or similar instruments related thereto. These other hedging activities may occur from time to time before the offered securities mature and will depend on market conditions and the value of the underlying instrument.

     In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in offered securities from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Lehman Brothers Holdings or its subsidiaries have long hedge positions in, options contracts in, or other derivative or similar instruments related to, the underlying assets or measures, Lehman Brothers Holdings or its subsidiaries may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, index (or the assets underlying the index), currency, commodity or interest rate. However, Lehman
Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value. Lehman Brothers Holdings will use the remainder of the proceeds from the sale of offered securities for general corporate purposes as described above.

                      RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               THREE
                                                                                                               MONTHS
                                                                YEAR ENDED NOVEMBER 30,                        ENDED
                                               ---------------------------------------------------------    FEBRUARY 28,
                                                  1996        1997        1998        1999        2000          2001
                                               ---------   ---------   ---------   ---------   ---------   -------------

Ratio of Earnings to Fixed Charges .........       1.06        1.07        1.07        1.12        1.14          1.12

                         DESCRIPTION OF DEBT SECURITIES

     Please note that in this section entitled "Description of Debt
Securities", references to Lehman Brothers Holdings refer only to Lehman
Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture.
Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures". The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6 or by contacting the applicable indenture trustee.

     A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part.
You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.

     The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. As you read this section, please remember that the specific terms of your debt security as described in the prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. You should read carefully the particular terms of a series of debt securities, which will be described in more detail in the prospectus supplement. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your debt security.

     Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be
Citibank, N.A., and the trustee under the subordinated debt indenture will be
The Chase Manhattan Bank (formerly known as Chemical Bank).

     The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman
Brothers Holdings. Lehman Brothers Holdings also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

TYPES OF DEBT SECURITIES

     Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

     Fixed and Floating Rate Debt Securities

     Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.

     Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

     All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of
U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

     In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman Brothers Holdings.

     Indexed Debt Securities

     Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. An indexed debt security provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

     o   securities of one or more issuers, including Lehman Brothers Holdings,

     o   one or more currencies,

     o   one or more commodities,

     o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement)
         relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than Lehman
         Brothers Holdings, and/or

     o   one or more indices or baskets of the items described above.

     Each instrument, measure or event described above is referred to as an
"index property". If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

     An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at Lehman Brothers Holdings' option or at the holder's option. Some indexed debt securities may be exchangeable, at Lehman
Brothers Holdings' option or the holder's option, for securities of an issuer other than Lehman Brothers Holdings.

     If you purchase an indexed debt security, the prospectus supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the security may be settled physically or in cash.

     No holder of an indexed debt security will, as such, have any rights of a holder of the index property referenced in the debt security or deliverable upon settlement, including any right to receive payment thereunder.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

     o   the title;

     o   whether senior or subordinated debt;

     o   the total principal amount offered;

     o   the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

     o   the maturity date or dates;

     o   whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

     o   if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

     o   if the debt security is an original issue discount debt security, the yield to maturity;

     o   if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period;

     o   the date or dates from which interest, if any, will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

     o   if the debt securities are indexed debt securities, the amount Lehman
         Brothers Holdings will pay you at maturity, the amount of interest, if any, Lehman Brothers Holdings will pay you on an interest payment date or the formula Lehman Brothers Holdings will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

     o   if the index property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable on the indexed debt securities if any index changes or ceases to be made available by its publisher;

     o   if other than in United States dollars, the currency or currency unit in which the securities are denominated and in which payment will be made;

     o   any provisions for the payment of additional amounts for taxes;

     o   the denominations in which the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

     o   the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;

     o   any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

                                       10

     o   any provisions for the discharge of Lehman Brothers Holdings'
         obligations relating to the securities by deposit of funds or United
         States government obligations;

     o   the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

     o   any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

     o   any other specific terms of the securities.

     The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series.
Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers
Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

PAYMENT AND PAYING AGENTS

     Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

CALCULATION AGENTS

     Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman
Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc.
Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman
Brothers Holdings except subordinated debt.

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "senior debt"
(as defined below) of Lehman Brothers Holdings.

     If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

     Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

                                       11

   "Senior debt" means:

   (1)   the principal, premium, if any, and interest in respect of (A)
         indebtedness of Lehman Brothers Holdings for money borrowed and (B)
         indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

   (2)   all capitalized lease obligations of Lehman Brothers Holdings;

   (3)   all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

   (4)   all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

   (a)   subordinated debt securities;

   (b)   any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

   (c)   indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

   (d)   indebtedness that is subordinated to an obligation of Lehman Brothers
         Holdings of the type specified in clauses (1) through (4) above.

     The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

COVENANTS

     Limitations on Liens. The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings' option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

     "Designated subsidiary" means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB,
Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers
(International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K.
Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial
Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured
Asset Securities Corp.

     Limitations on Mergers and Sales of Assets. The indentures provide that
Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

     o   either (1) Lehman Brothers Holdings is the continuing corporation, or
         (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

     o   immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture.

                                       12

     Other than the restrictions described above, the indentures do not limit the amount of debt or other securities that Lehman Brothers Holdings may issue or contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities.

     Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 662/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     o   extend the fixed maturity of any such securities,

     o   reduce the rate or change the time of payment of interest on such securities,

     o   reduce the principal amount of such securities or the premium, if any, on such securities,

     o   change any obligation of Lehman Brothers Holdings to pay additional amounts,

     o   reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

     o   adversely affect the right of repayment or repurchase at the option of the holder,

     o   reduce or postpone any sinking fund or similar provision,

     o   change the currency or currency unit in which any such securities are payable or the right of selection thereof,

     o   impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

     o   reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

     o   change any obligation of Lehman Brothers Holdings to maintain an office or agency.

DEFAULTS

     Each indenture provides that events of default regarding any series of debt securities will be:

     o   failure to pay required interest on any debt security of such series for 30 days;

     o   failure to pay principal or premium, if any, on any debt security of such series when due;

     o   failure to make any required scheduled installment payment for 30 days on debt securities of such series;

     o   failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     o   certain events of bankruptcy or insolvency, whether voluntary or not.

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman
Brothers Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year.

                                       13

     No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series.
The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity.

     If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action.

DEFEASANCE

     Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

     o   if the terms of the debt securities so provide, Lehman Brothers
         Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as
         "defeasance and discharge"; or

     o   Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance".

     When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers
Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see the discussion of United States federal income tax consequences in the prospectus supplement.

PAYMENT OF ADDITIONAL AMOUNTS

     If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a "United States Alien" (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable.
Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

     o   any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States

                                       14

         including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the
         United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

     o   any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

     o   any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

     o   any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

     o   any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

     o   any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United
         States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States
         Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     o   any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B)
         of the Code and the regulations that may be promulgated thereunder) of
         Lehman Brothers Holdings, or (2) a controlled foreign corporation with respect to Lehman Brothers Holdings within the meaning of the Code; or

     o   any combinations of items identified in the bullet points above.

     In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

     The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

REDEMPTION UPON A TAX EVENT

     If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers
Holdings in whole, but not in part, on not more than 60 days' and not less than
30 days' notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a "change in tax law" (as defined below):

     o   Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading "--Payment of Additional
         Amounts" on any debt security, or

                                       15

     o   there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

     A "change in tax law" that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers
Holdings.

     Prior to the publication of any notice of redemption, Lehman Brothers
Holdings shall deliver to the Trustee (1) an officers' certificate stating that
Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

CONCERNING THE TRUSTEES

     Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

                                       16

                             DESCRIPTION OF WARRANTS

     Please note that in this section entitled "Description of Warrants", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to
"holders" mean those who own warrants registered in their own names, on the books that Lehman Brothers Holdings or its agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.
Owners of beneficial interests in the warrants should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     Lehman Brothers Holdings may issue warrants that are debt warrants or universal warrants. Lehman Brothers Holdings may offer warrants separately or together with its debt securities. Lehman Brothers Holdings may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in "Description of Units".

     Lehman Brothers Holdings may issue warrants in such amounts or in as many distinct series as Lehman Brothers Holdings wishes. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

     The warrants of a series will be issued under a separate warrant agreement to be entered into between Lehman Brothers Holdings and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement, and, if part of a unit, may be issued under a unit agreement as described below under "Description of Units". A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions on page 6 or by contacting the applicable warrant agent.

     The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

TYPES OF WARRANTS

     Lehman Brothers Holdings may issue debt warrants or universal warrants.

     Debt Warrants

     Lehman Brothers Holdings may issue warrants for the purchase of its debt securities on terms to be determined at the time of sale. This type of warrant is referred to as a "debt warrant".

     Universal Warrants

     Lehman Brothers Holdings may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o   securities of one or more issuers, including Lehman Brothers Holdings,

     o   one or more currencies,

                                       17

     o   one or more commodities,

     o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement)
         relating to any company or companies or other entity or entities (which may include a government or governmental agency), and

     o   one or more indices or baskets of the items described above.

     This type of warrant is referred to as a "universal warrant". Each instrument, measure or event described above is referred to as a "warrant property".

     Lehman Brothers Holdings may satisfy its obligations, if any, with respect to any universal warrants by delivering:

     o   the warrant property,

     o   the cash value (as defined in the prospectus supplement) of the warrant property, or

     o   the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

     The prospectus supplement will describe what Lehman Brothers Holdings may deliver to satisfy its obligations with respect to any universal warrants. Any securities deliverable by Lehman Brothers Holdings with respect to any universal warrants will be freely transferable by the holder.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your warrants:

     o   the specific designation and aggregate number of, and the price at which Lehman Brothers Holdings will issue, the warrants,

     o   the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made,

     o   the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants,

     o   whether and under what circumstances the warrants may be cancelled by
         Lehman Brothers Holdings prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula,

     o   whether the warrants will be issued in global or non-global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit,

     o   the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants,

     o   any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed,

     o   whether the warrants are to be sold separately or with other securities, as part of units or otherwise, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies, and

     o   any other terms of the warrants.

     If warrants are issued as part of a unit, the prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date. A warrant issued in a unit in the
United States may not be so separated before the 91st day after the unit is issued.

                                       18

     No holder of a warrant will, as such, have any rights of a holder of the debt securities or warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

ADDITIONAL INFORMATION IN THE PROSPECTUS SUPPLEMENT

     Debt Warrants

     If you purchase debt warrants, the prospectus supplement may contain, where appropriate, the following additional information about the debt warrants:

     o   the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants,

     o   whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants, and

     o   the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

     After the close of business on the expiration date (or such later date to which the expiration date may be extended by Lehman Brothers Holdings), unexercised debt warrants will become void.

     Universal Warrants

     If you purchase universal warrants, the prospectus supplement may contain, where appropriate, the following additional information about the universal warrants:

     o   whether the universal warrants are put warrants (entitling the holder to sell the warrant property or receive the cash value of the right to sell the warrant property), call warrants (entitling the holder to buy the warrant property or receive the cash value of the right to buy the warrant property), or spread warrants (entitling the holder to receive a cash value determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property),

     o   the warrant property or cash value, and the amount or method for determining the amount of warrant property or cash value, deliverable upon exercise of each universal warrant,

     o   the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price,

     o   whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants,

     o   whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis,

     o   the minimum number, if any, of universal warrants that must be exercised at any one time, other than upon automatic exercise,

     o   the maximum number, if any, of universal warrants that may, subject to election by Lehman Brothers Holdings, be exercised by all owners (or by any person or entity) on any day,

     o   any provisions for the automatic exercise of the warrants at expiration or otherwise,

     o   if the warrant property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of the warrants if any index changes or ceases to be made available by its publisher, and

     o   whether, following the occurrence of a market disruption event or force majeure event (as defined in the prospectus supplement), the cash settlement value of a universal warrant will be determined on a different basis than under normal circumstances.

                                       19

CALCULATION AGENTS

     Calculations relating to universal warrants will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may be an affiliate of Lehman Brothers
Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

NO LIMIT ON ISSUANCE OF WARRANTS

     The warrant agreements do not limit the number of warrants or other securities that Lehman Brothers Holdings may issue.

MODIFICATIONS

     Lehman Brothers Holdings and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that Lehman Brothers Holdings may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

     Lehman Brothers Holdings and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants.

     No such modification or amendment may, without the consent of the holders of each warrant affected:

     o   reduce the amount receivable upon exercise, cancellation or expiration,

     o   shorten the period of time during which the warrants may be exercised,

     o   otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants, or

     o   reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

MERGER AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS
OF DEFAULT

     Warrant agreements will not restrict Lehman Brothers Holdings' ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time there is a merger or consolidation involving Lehman Brothers Holdings or a sale or other disposition of all or substantially all of the assets of Lehman Brothers Holdings, the successor or assuming company will be substituted for Lehman Brothers Holdings, with the same effect as if it had been named in the warrant agreement and in the warrants as Lehman Brothers Holdings. Lehman Brothers Holdings will be relieved of any further obligation under the warrant agreement or warrants, and, in the event of any such merger, consolidation, sale or other disposition, Lehman
Brothers Holdings as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

     Warrant agreements will not include any restrictions on Lehman Brothers
Holdings' ability to put liens on its assets, including Lehman Brothers
Holdings' interests in its subsidiaries, nor will they provide for any events of default or remedies upon the occurrence of any events of default.

WARRANT AGREEMENTS WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act.
Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

                                       20

ENFORCEABILITY OF RIGHTS BY BENEFICIAL OWNER

     Each warrant agent will act solely as an agent of Lehman Brothers Holdings in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by
Lehman Brothers Holdings under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon Lehman Brothers Holdings.

     Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by New York law.

                                       21

                        DESCRIPTION OF PURCHASE CONTRACTS

     Please note that in this section entitled "Description of Purchase
Contracts", references to Lehman Brothers Holdings refer only to Lehman
Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own purchase contracts registered in their own names, on the books that Lehman Brothers Holdings, its agent or the trustee maintains for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries.
Owners of beneficial interests in the purchase contracts should read the section below entitled "Book-Entry Procedures and Settlement".

GENERAL

     Lehman Brothers Holdings may issue purchase contracts in such amounts and in as many distinct series as Lehman Brothers Holdings wishes. In addition,
Lehman Brothers Holdings may issue a purchase contract separately or as part of a unit, as described below under "Description of Units".

     This section summarizes terms of the purchase contracts that will apply generally to all purchase contracts. Most of the financial and other specific terms of your purchase contract will be described in the prospectus supplement.
Those terms may vary from the terms described here.

     A form of each purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of purchase contract when it has been filed by following the directions on page 6.

     The following briefly summarizes the material provisions of the purchase contracts. As you read this section, please remember that the specific terms of your purchase contract as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the purchase contract, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your purchase contract.

PURCHASE CONTRACT PROPERTY

     Lehman Brothers Holdings may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     o   securities of one or more issuers, including Lehman Brothers Holdings'
         securities described in this prospectus and securities of third parties,

     o   one or more currencies,

     o   one or more commodities,

     o   any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement)
         relating to any company or companies or other entity or entities (which may include a government or governmental agency) other than Lehman
         Brothers Holdings, and

     o   one or more indices or baskets of the items described above.

     Each instrument, measure or event described above is referred to as a
"purchase contract property". Each purchase contract will obligate:

     o   the holder to purchase or sell, and obligate Lehman Brothers Holdings to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices, or

                                       22

     o   the holder or Lehman Brothers Holdings to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

     Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both Lehman Brothers Holdings and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will, as such, have any rights of a holder of the purchase contract property purchasable under or referenced in the contract, including any right to receive payments on that property. Any securities deliverable by Lehman Brothers Holdings with respect to any purchase contracts will be freely transferrable by the holder.

PREPAID PURCHASE CONTRACTS; APPLICABILITY OF INDENTURE

     Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. Those contracts are referred to as "prepaid purchase contracts". Lehman Brothers
Holdings' obligation to settle a prepaid purchase contract on the relevant settlement date will be one of its senior debt securities or subordinated debt securities, which are described above under "Description of Debt Securities".
Prepaid purchase contracts will be issued under the applicable indenture, and the provisions of that indenture will govern those contracts, including the rights and duties of the holders, the trustee and us with respect to those contracts.

NON-PREPAID PURCHASE CONTRACTS

     Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. Those contracts are referred to as "non-prepaid purchase contracts". The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

     Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, Lehman Brothers Holdings may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of its indentures. Unit agreements generally are described under "Description of Units" below. The particular governing document that applies to your non-prepaid purchase contracts will be described in the prospectus supplement.

     No Trust Indenture Act Protection

     Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of Lehman
Brothers Holdings' indentures, unless stated otherwise in the applicable prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the
Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

     Pledge by Holders to Secure Performance

     If provided in the prospectus supplement, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for Lehman Brothers
Holdings' benefit, as collateral to secure the holder's obligations. This is referred to as the "pledge" and all the items described below as the "pledged items". The pledge will create a security interest in the holder's entire interest in and to:

     o   any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the applicable prospectus supplement,

                                       23

     o   all additions to and substitutions for the pledged items,

     o   all income, proceeds and collections received in respect of the pledged items, and

     o   all powers and rights owned or acquired later with respect to the pledged items.

     The collateral agent will forward all payments from the pledged items to
Lehman Brothers Holdings, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document.
Lehman Brothers Holdings will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

     Settlement of Purchase Contracts That Are Part of Units

     If so provided in the prospectus supplement, the following will apply to a non-prepaid purchase contract that is issued together with any of Lehman
Brothers Holdings' debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal and interest payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

     Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

     Failure of Holder to Perform Obligations

     If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

     Merger and Similar Transactions Permitted; No Restrictive Covenants or
     Events of Default

     Purchase contracts that are not prepaid will not restrict Lehman Brothers
Holdings' ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time Lehman Brothers
Holdings merges or consolidates with, or sells its assets substantially as an entirety to, another firm, the successor company will succeed to and assume
Lehman Brothers Holdings' obligations under these purchase contracts. Lehman
Brothers Holdings will then be relieved of any further obligation under these purchase contracts and, in the event of any such merger, consolidation or sale,
Lehman Brothers Holdings as the predecessor company may at any time thereafter be dissolved, wound up or liquidated.

     Purchase contracts that are not prepaid will not include any restrictions on Lehman Brothers Holdings' ability to put liens on its assets, including
Lehman Brothers Holdings' interests in its subsidiaries. These purchase contracts also will not provide for any events of default or remedies upon the occurrence of any events of default.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your purchase contract:

     o   whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts,

     o   whether the purchase contract is to be prepaid or not and the governing document for the contract,

                                       24

     o   whether the purchase contract is to be settled by delivery of, or by reference or linkage to the value, performance or level of, the purchase contract properties,

     o   any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract,

     o   if the purchase contract property is an index, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the settlement of the purchase contract if any index changes or ceases to be made available by its publisher,

     o   whether, following the occurrence of a market disruption event or force majeure event (as defined in the prospectus supplement), the settlement delivery obligation or cash settlement value of a purchase contract will be determined on a different basis than under normal
         circumstances,

     o   whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in Lehman Brothers
         Holdings' favor as described below,

     o   whether the purchase contract will be issued in global or non-global form, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security or warrant included in that unit,

     o   the identities of any depositaries and any paying, transfer, calculation or other agents for the purchase contracts,

     o   any securities exchange or quotation system on which the purchase contracts or any securities deliverable in settlement of the purchase contracts may be listed, and

     o   any other terms of the purchase contracts.

     If Lehman Brothers Holdings issues a purchase contract as part of a unit, the prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. A purchase contract issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

CALCULATION AGENTS

     Calculations relating to purchase contracts will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may be an affiliate of Lehman Brothers
Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

NO LIMIT ON ISSUANCE OF PURCHASE CONTRACTS

     There is no limit on the number of purchase contracts or other securities that Lehman Brothers Holdings may issue.

GOVERNING LAW

     Unless stated otherwise in the prospectus supplement, the purchase contracts and any governing documents will be governed by New York law.

                             DESCRIPTION OF UNITS

     Please note that in this section entitled "Description of Units", references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to
"holders" mean those who own units registered in their own names, on the

                                       25

books that Lehman Brothers Holdings or its agent maintains for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled
"Book-Entry Procedures and Settlement".

GENERAL

     Lehman Brothers Holdings may issue units in such amounts and in as many distinct series as Lehman Brothers Holdings wishes. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement. Those terms may vary from the terms described here.

     The units of a series will be issued under a separate unit agreement to be entered into between Lehman Brothers Holdings and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement. A form of each unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of unit agreement when it has been filed by following the directions on page 6 or by contacting the applicable unit agent.

     The following briefly summarizes the material provisions of the unit agreements and the units. The specific terms of your unit as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should read carefully the prospectus supplement and the more detailed provisions of the unit agreement and the unit certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your unit.

     Lehman Brothers Holdings may issue units comprised of one or more debt securities, warrants and purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

INFORMATION IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement may contain, where applicable, the following information about your unit:

     o   the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o   any provisions of the governing unit agreement that differ from those described below;

     o   whether the units will be issued in global or non-global form, although, in any case, the form of a unit will correspond to the form of the debt securities, warrants and/or purchase contracts included in that unit,

     o   the identities of the unit agent, any depositaries and any paying, transfer, calculation or other agents for the units,

     o   any securities exchange or quotation system on which the units and the securities separable therefrom may be listed, and

     o   any other terms of the units.

     The applicable provisions described in this section, as well as those described under "Description of Debt Securities", "Description of Warrants" and
"Description of Purchase Contracts", will apply to each unit and to any debt security, warrant or purchase contract included in each unit, respectively.

                                       26

UNIT AGREEMENTS: PREPAID, NON-PREPAID AND OTHER

     Lehman Brothers Holdings will issue the units under one or more unit agreements to be entered into between Lehman Brothers Holdings and a bank or other financial institution, as unit agent. Lehman Brothers Holdings may add, replace or terminate unit agents from time to time. Lehman Brothers Holdings may also choose to act as its own unit agent. Lehman Brothers Holdings will identify the unit agreement under which your units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

     If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, Lehman Brothers Holdings will issue the unit under a "prepaid unit agreement". Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, Lehman Brothers Holdings will issue the unit under a "non-prepaid unit agreement". Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. Lehman Brothers
Holdings may also issue units under other kinds of unit agreements, which will be described in the applicable prospectus supplement. In some cases, Lehman
Brothers Holdings may issue units under one of its indentures.

     A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

     This prospectus refers to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as "unit agreements".

GENERAL PROVISIONS OF A UNIT AGREEMENT

     The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

     Enforcement of Rights

     The unit agent under a unit agreement will act solely as Lehman Brothers
Holdings's agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders or owners to enforce or protect their rights under the units or the included securities.

     Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

     Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and prepaid purchase contracts, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

     Modification Without Consent of Holders

     Lehman Brothers Holdings and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

     o   to cure any ambiguity,

                                       27

     o   to correct or supplement any defective or inconsistent provision, or

     o   to make any other change that Lehman Brothers Holdings believes is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

     Lehman Brothers Holdings does not need any approval to make changes that affect only units to be issued after the changes take effect. Lehman Brothers
Holdings may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, Lehman Brothers Holdings does not need to obtain the approval of the holder of the unaffected unit; Lehman Brothers
Holdings only needs to obtain any required approvals from the holders of the affected units.

     The foregoing applies also to any security issued under a unit agreement, as the governing document.

     Modification With Consent of Holders

     Lehman Brothers Holdings may not amend any particular unit or a unit agreement with respect to any particular unit unless Lehman Brothers Holdings obtains the consent of the holder of that unit, if the amendment would:

     o   impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right,

     o   impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due, or

     o   reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

     Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

     o   If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

     o   If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

     These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

     In each case, the required approval must be given by written consent.

     Unit Agreements Will Not Be Qualified Under Trust Indenture Act

     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act.
Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

ADDITIONAL PROVISIONS OF A NON-PREPAID UNIT AGREEMENT

     In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.

                                       28

     Obligations of Unit Holder

     Each holder of units issued under a non-prepaid unit agreement will:

     o   be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts, and

     o   appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

     The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under
"Description of Purchase Contracts--Additional Terms of Non-Prepaid Purchase
Contracts".

     Assumption of Obligations by Transferee

     When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations.
Under the non-prepaid unit agreement, Lehman Brothers Holdings will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

MERGERS AND SIMILAR TRANSACTIONS PERMITTED; NO RESTRICTIVE COVENANTS OR EVENTS
OF DEFAULT

     The unit agreements will not restrict Lehman Brothers Holdings's ability to merge or consolidate with, or sell its assets to, another firm or to engage in any other transactions. If at any time Lehman Brothers Holdings merges or consolidates with, or sells its assets substantially as an entirety to, another firm, the successor company will succeed to and assume Lehman Brothers
Holdings' obligations under the unit agreements. Lehman Brothers Holdings will then be relieved of any further obligation under these agreements and, in the event of any such merger, consolidation or sale, Lehman Brothers Holdings as the predecessor corporation may at any time thereafter be dissolved, wound up or liquidated.

     The unit agreements will not include any restrictions on Lehman Brothers
Holdings' ability to put liens on its assets, including Lehman Brothers
Holdings' interests in its subsidiaries. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

NO LIMIT ON ISSUANCE OF UNITS

     There is no limit on the number of units or other securities that Lehman
Brothers Holdings may issue.

GOVERNING LAW

     Unless otherwise stated in the prospectus supplement, the unit agreements and the units will be governed by New York law.

                           FORM, EXCHANGE AND TRANSFER

     Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each debt security, warrant, purchase contract or unit in book-entry form only, unless otherwise specified in the prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security.
Those who own beneficial interests in a global security will do so through participants in the depositary's system, and the rights

                                       29

of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under
"Book-Entry Procedures and Settlement".

     If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

     o   The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for debt securities, warrants, purchase contracts or units, as the case may be, of the same series of smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

     o   Holders may exchange, transfer, present for payment or exercise their securities at the office of the trustee, warrant agent, unit agent or other agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office.
         Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.

     o   Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman
         Brothers Holdings' transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

     o   If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman
         Brothers Holdings exercises that right as to less than all those securities, Lehman Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day
         Lehman Brothers Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

     o   If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

     Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the
"bottom".

                                       30

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the
United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form.
These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     o   DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

     o   Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount or aggregate number of warrants or units, as the case may be. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

     In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments, notices of redemption and other notices to security holders will mean payments, notices of redemption and other notices to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the
SEC.

     Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CLEARSTREAM AND EUROCLEAR

     Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

     Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

     Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and
Euroclear, as participants in DTC.

                                       31

     When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a
Euroclear participant, the purchaser must send instructions to Clearstream
Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day
(European time).

     Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream
Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two
DTC participants.

     When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or
Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the
Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream
Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The prospectus supplement will contain a summary of the material U.S.
federal income tax consequences to U.S. persons investing in offered securities. The summary of U.S. federal income tax consequences contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your own tax advisor prior to any acquisition of offered securities.

                              PLAN OF DISTRIBUTION

     Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

     o   to or through underwriters or dealers;

     o   by itself directly;

     o   through agents; or

     o   through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include Lehman Brothers Inc.
or other affiliates of Lehman Brothers Holdings.

     The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

     o   the name or names of any underwriters, dealers or agents;

     o   the purchase price of the offered securities and the proceeds to Lehman
         Brothers Holdings from such sale;

     o   any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     o   the initial public offering price;

     o   any discounts or concessions to be allowed or reallowed or paid to dealers; and

                                       32

     o   any securities exchanges on which such offered securities may be listed.

     Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

     o   A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     o   A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     o   A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

     These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Lehman Brothers
Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman
Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities
Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable prospectus supplement, Lehman Brothers
Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman
Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

                                       33

     Lehman Brothers Inc., the U.S. broker-dealer subsidiary of Lehman Brothers
Holdings, is a member of the National Association of Securities Dealers, Inc.
and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the
NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

     This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers
Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     Underwriters, dealers and agents may be entitled, under agreements with
Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

     Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

UNITED KINGDOM SELLING RESTRICTIONS

     Each underwriter will represent and agree that:

     o   it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

     o   it has complied and will comply with all applicable provisions of the
         Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the
         United Kingdom; and

     o   it has only issued or passed on, and will only issue or pass on, in the
         United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment
         Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                              ERISA CONSIDERATIONS

     Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement
Income Security Act of 1974 ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"),
relating to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in

                                       34

interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

                                  LEGAL MATTERS

     Barrett S. DiPaolo, Vice President and Associate General Counsel of Lehman
Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson
Thacher & Bartlett, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

                                     EXPERTS

     The consolidated financial statements and financial statement schedule of
Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman
Brothers Holdings' annual report on Form 10-K for the year ended November 30,
2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

                                       35

                                [GRAPHIC OMITTED]

                                   $6,000,000

                          LEHMAN BROTHERS HOLDINGS INC.

                     INDEX-PLUS NOTES DUE DECEMBER 23, 2009
                PERFORMANCE LINKED TO RUSSELL 2000(R) INDEX (RTY)

                                ----------------

                              PROSPECTUS SUPPLEMENT
                                DECEMBER 20, 2004

                              (INCLUDING PROSPECTUS
                              DATED JUNE 21, 2001)

                                ----------------

                                 LEHMAN BROTHERS